Exhibit 99.1

600 Komas Drive	NEWS RELEASE
Salt Lake City, UT 84108 USA	For Immediate Release

Evans & Sutherland to Sell Its Simulation Business to Rockwell Collins and
Acquire Spitz Planetarium Business

SALT LAKE CITY, UTAH, February 8, 2006—Evans & Sutherland Computer Corporation (E&S®) (NASDAQ: ESCC)—today announced that it has entered into a definitive agreement to sell its simulation business to Rockwell Collins, Inc. (NYSE: COL), a leading provider of aviation electronics and communications for military and commercial customers worldwide.  The company also announced that it has agreed to acquire Spitz, Inc., a leading supplier of planetarium systems.

Under its agreement with Rockwell Collins, E&S will sell substantially all of the assets and certain liabilities of its military and commercial simulation businesses and related service operations, including facilities in Salt Lake City, Orlando, and the United Kingdom.  As part of the transaction, E&S will also grant Rockwell Collins exclusive rights to the E&S laser projector for simulation markets.  In addition, more than 200 E&S employees will join Rockwell Collins.  The aggregate purchase price to be paid by Rockwell Collins is $71.5 million in cash, of which $10 million will be deposited in escrow to fund any potential post-closing adjustments or claims.  The transaction is subject to approval by E&S shareholders and other customary closing conditions, including regulatory approvals, with an expected closing in the second calendar quarter of 2006.  Following the sale of its simulation assets, E&S will continue to focus on its digital theater and laser projector businesses with headquarters in Salt Lake City.

E&S intends to use the proceeds from the Rockwell Collins transaction to retire its outstanding convertible subordinated debentures, to reduce the company’s funding obligations under its pension and retirement plans, and for working capital.  Following completion of the transaction, depending on its cash requirements and market conditions at the time, E&S plans to consider using a portion of the proceeds from the Rockwell Collins transaction for a possible share buy-back or special dividend.

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In a separate transaction intended to strengthen its digital theater business, E&S will acquire the stock of Spitz, Inc. from its parent, Transnational Industries, Inc.  The purchase price is approximately $3.4 million, which will be paid in a combination of cash and shares of E&S common stock.  The closing of the transaction is expected to occur in the first calendar quarter of 2006 and is subject to approval by the shareholders of Transnational.

“We believe that, by refocusing our business strategy and strengthening our balance sheet, these transactions will enhance Evans & Sutherland’s future prospects,” said James R. Oyler, President and CEO of Evans & Sutherland.  “Worldwide defense and aerospace markets have clearly evolved in a direction that favors larger companies with extensive product portfolios and integration capabilities.  At the same time, E&S will continue to pursue its traditional excellence in delivering very high-quality computer images, which we have done since 1968.  Under our new structure, we believe we will be the world leader in digital theaters, planetariums, and projection domes.  In addition, we are just beginning deliveries of our unique, state-of-the-art laser projector which delivers ultra-high resolution digital images.

“Spitz is a well-known supplier of high-quality planetarium systems and architectural domes, and has established a worldwide reputation since 1945.  The acquisition of Spitz significantly expands our planetarium business and will result in our combined companies providing the only full-range source of supply for all digital theater, planetarium, and dome requirements,” continued Oyler.

Evans & Sutherland produces professional hardware and software to create highly realistic visual images for military and commercial simulation, training, engineering, digital theater, and other applications throughout the world.  The company has recently introduced its laser projector for ultra-high resolution projection requirements in simulation, digital theaters, and other high-end projection applications.  Headquartered in Salt Lake City, Utah, the company employs approximately 275 professionals worldwide.  Additional information is available at www.es.com.  To hear a live broadcast of this announcement, visit the E&S website.

Rockwell Collins (NYSE: COL) is a worldwide leader in the design, production, and support of communication and aviation electronics for commercial and government customers.  The company’s 17,000 employees in 27 countries deliver industry-leading communication, navigation, surveillance, display, flight control, in-flight entertainment, information management, and maintenance, training and simulation solutions.  Additional information is available at www.rockwellcollins.com.

Spitz, Inc. specializes in planetarium theaters, projection domes, architectural domes and custom immersive theater attractions.  Spitz is the world’s leading projection dome supplier with over 1,200 installations worldwide.  Located near Philadelphia, PA, Spitz has approximately 60 employees.  Additional information is available at www.spitzinc.com.

This press release contains forward-looking statements that involve risks and uncertainties regarding E&S’s proposed sale of assets to Rockwell Collins, E&S’s proposed acquisition of Spitz, E&S’s proposed uses of any proceeds of the proposed asset sale to Rockwell Collins, and the future performance of E&S.  Such statements are based on estimates, intentions, beliefs and assumptions, and involve risks and uncertainties such that actual results and performance may differ materially.  The risks, uncertainties and other factors that might cause such a difference include, but are not limited to: the ability to satisfy the conditions to closing, including among others, the ability of E&S to receive regulatory approval and approval from its shareholders for the Rockwell Collins transaction, and potential that the closing can be delayed; the possibility that E&S may not receive the entire portion of the purchase price for the Rockwell Collins transaction that will be held in escrow due to post-closing adjustments or claims; the risk that the continuity of E&S’s operations will be disrupted in the event the proposed Rockwell Collins transaction does not close; the risk of unanticipated reactions of customers and vendors of E&S to the proposed Rockwell Collins transaction; upon completing the asset sale to Rockwell Collins, E&S will become less diversified; E&S’s ability to integrate the operations of Spitz with its existing digital theater business; the fact that E&S following the Rockwell Collins transaction will be dependent, in part, on the success of its laser projector business which has a limited operating history and has only a limited amount of revenues to date; and market conditions affecting E&S’s future operations and financial condition.  These and other risks are detailed from time to time in E&S’s periodic reports that are filed with the Securities and Exchange Commission, including E&S’s annual report on Form 10-K for the fiscal year ended December 31, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  E&S disclaims any obligation to update or revise any forward-looking statements as a result of developments occurring after the date of such statements except as required by law.

E&S intends to file a proxy statement in connection with the proposed Rockwell Collins transaction with the Securities and Exchange Commission.  The proxy statement will be mailed to the shareholders of E&S.  Shareholders of E&S are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about E&S and the proposed Rockwell Collins transaction.  The proxy statement (when it becomes available), and any other documents filed by E&S with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by E&S by contacting Evans & Sutherland Computer Corporation, Attn: Investor Relations, 600 Komas Drive, Salt Lake City, Utah, 84108, (801) 588-1516.

E&S and its directors and executive officers may be deemed to be participants in the solicitation of proxies from E&S’s shareholders in connection with the proposed assets sale to Rockwell Collins.  A list of the names of those directors and executive officers and descriptions of their interests in E&S is contained in E&S’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 22, 2005.  Shareholders may obtain more detailed information about the direct and indirect interests of E&S’s directors and executive officers in the proposed transaction by reading the proxy statement when it becomes available.

E&S is a registered trademark of Evans & Sutherland Computer Corporation.

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Contact:

James R. Oyler

President & CEO

Evans & Sutherland Computer Corporation

(801) 588-1700

joyler@es.com